                            SCHEDULE 14A INFORMATION
                  PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

        Filed by the Registrant [X]
        Filed by a Party other than the Registrant [ ]
        Check the appropriate box:
        [ ]    Preliminary Proxy Statement
        [ ]    Confidential, for Use of the Commission Only (as permitted by
               Rule 14a-6(e)(2))
        [X]    Definitive Proxy Statement
        [ ]    Definitive Additional Materials
        [ ]    Soliciting Material Pursuant to Section 240.14a-11(c) or Section
               240.14a-12

--------------------------------------------------------------------------------
                               POET HOLDINGS, INC.
                (Name of Registrant as Specified in its Charter)
--------------------------------------------------------------------------------

Payment of Filing Fee (Check the appropriate box):

[X]     No fee required.
[ ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


        1)     Title of each class of securities to which transaction applies:

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        2)     Aggregate number of securities to which transaction applies:

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        3)     Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined.

               -----------------------------------------------------------------

        4)     Proposed maximum aggregate value of transaction:

               -----------------------------------------------------------------

        5)     Total fee paid:

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[ ]     Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.


        1)     Amount Previously Paid:

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        2)     Form, Schedule or Registration Statement No.:

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        3)     Filing Party:

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        4)     Date Filed:

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

                              POET HOLDINGS, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                 JULY 17, 2000

TO THE STOCKHOLDERS:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of POET HOLDINGS, INC. (the Company), a Delaware corporation, will be held on July 17, 2000 at 9:00 a.m., local time, at the Hilton Garden Inn, 2000 Bridgepointe Circle, San Mateo, California 94404, for the following purposes:

          1. To elect three (3) directors to serve for the ensuing year and until their successors are duly elected (Proposal One);

          2. To approve the amendment of the Company's 1995 Stock Plan to increase the number of shares of Common Stock reserved for issuance thereunder by 300,000 shares from 1,410,942 shares to 1,710,942 shares (Proposal Two);

          3. To amend the Company's Certificate of Incorporation to increase the authorized number of shares of Common Stock from 30,000,000 shares to 100,000,000 shares (Proposal Three);

          4. To ratify the appointment of Deloitte & Touche LLP as independent public auditors to the Company for the fiscal year ending December 31, 2000 (Proposal Four); and

          5. To transact such other business as may properly be brought before the meeting and any adjournment(s) thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     Stockholders of record at the close of business on June 15, 2000, are entitled to notice of and to vote at the meeting.

     All stockholders are cordially invited to attend the meeting. However, to assure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if he or she has returned a proxy.

                                          Sincerely,

                                          JERRY WONG
                                          Assistant Secretary

San Mateo, California
June 26, 2000

                             YOUR VOTE IS IMPORTANT

IN ORDER TO ASSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE REQUESTED TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE.

                              POET HOLDINGS, INC.
                                 999 BAKER WAY,
                                   SUITE 200
                          SAN MATEO, CALIFORNIA 94404
                            ------------------------

                                PROXY STATEMENT
                            ------------------------

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

     The enclosed Proxy is solicited on behalf of the Board of Directors of POET HOLDINGS, INC. (the Company) for use at the Annual Meeting of Stockholders to be held at the Hilton Garden Inn, 2000 Bridgepointe Circle, San Mateo, California 94404, on July 17, 2000, at 9:00 a.m., local time, and at any adjournment(s) thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Company's telephone number at the address above is (650) 286-4640.

     These proxy solicitation materials and the Annual Report on Form 10-K, as amended, for the year ended December 31, 1999, including financial statements, will first be mailed on or about June 28, 2000, to all stockholders entitled to vote at the meeting.

     THE COMPANY SHALL PROVIDE WITHOUT CHARGE TO EACH STOCKHOLDER SOLICITED BY THESE PROXY SOLICITATION MATERIALS A COPY OF THE ANNUAL REPORT ON FORM 10-K, AS AMENDED, TOGETHER WITH THE FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES REQUIRED TO BE FILED WITH THE ANNUAL REPORT, UPON REQUEST OF THE STOCKHOLDER MADE IN WRITING TO POET HOLDINGS, INC., 999 BAKER WAY, SUITE 200, SAN MATEO, CALIFORNIA 94404, ATTN: JERRY WONG, VICE PRESIDENT OF FINANCE.

RECORD DATE AND SHARE OWNERSHIP

     Stockholders of record at the close of business on June 15, 2000 (the Record Date) are entitled to notice of, and to vote at, the meeting and at any adjournment(s) thereof. The Company has one series of Common Shares outstanding, designated Common Stock, $0.001 par value per share. As of the Record Date, 10,677,253 shares of the Company's Common Stock were issued and outstanding and held of record by approximately 98 stockholders. As of the Record Date, no shares of the Company's Preferred Stock were outstanding.

REVOCABILITY OF PROXIES

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by (A) delivering to the Company at its principal offices (Attention: Jerry Wong, Vice President of Finance) (i) a written notice of revocation or (ii) a duly executed proxy bearing a later date or (B) attending the meeting and voting in person.

VOTING

     On all matters each share has one vote. See Proposal One -- Election of Directors -- Vote Required.

SOLICITATION OF PROXIES

     This solicitation of proxies is made by the Company, and all related costs will be borne by the Company. The Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers and employees, without additional compensation, personally or by telephone or facsimile.

QUORUM; ABSTENTIONS; BROKER NON-VOTES

     Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Inspector of Elections (the Inspector) who will be an employee of the Company's transfer agent. The Inspector will also determine whether or not a quorum is present. Except in certain specific circumstances, the affirmative vote of a majority of shares present in person or represented by proxy at a duly held meeting at which a quorum is present is required under Delaware law for approval of proposals presented to stockholders. In general, Delaware law also provides that a quorum consists of a majority of shares entitled to vote and present or represented by proxy at the meeting.

     The Inspector will treat shares that are voted WITHHELD or ABSTAIN as being present and entitled to vote for purposes of determining the presence of a quorum but will not be treated as votes in favor of approving any matter submitted to the stockholders for a vote. When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, the shares will be voted for (i) the election of the nominees for directors set forth herein; (ii) the amendment of the Company's 1995 Stock Plan to increase the size of the option pool by 300,000, as set forth herein; (iii) the approval of an amendment to the Company's Certificate of Incorporation to increase the authorized number of shares of Common Stock from 30,000,000 to 100,000,000; (iv) the ratification of Deloitte & Touche LLP as independent auditors of the Company for the fiscal year ending December 31, 1999; and (v) upon such other business as may properly come before the Annual Meeting or any adjournment thereof.

     If a broker indicates on the enclosed proxy or its substitute that such broker does not have discretionary authority as to certain shares to vote on a particular matter (broker non-votes), those shares will not be considered as present with respect to that matter. The Company believes that the tabulation procedures to be followed by the Inspector are consistent with the general statutory requirements in Delaware concerning voting of shares and determination of a quorum.

     In a 1988 Delaware case, Berlin v. Emerald Partners, the Delaware Supreme Court held that while broker non-votes may be counted for purposes of determining the presence or absence of a quorum for the transaction of business, broker non-votes should not be counted for purposes of determining the number of Votes Cast with respect to the particular proposal on which the broker has expressly not voted. Broker non-votes with respect to proposals set forth in this Proxy Statement will therefore not be considered "Votes Cast" and, accordingly, will not affect the determination as to whether the requisite majority of Votes Cast has been obtained with respect to a particular matter.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

     Stockholders are entitled to present proposals for action at a forthcoming meeting if they comply with the requirements of the proxy rules established by the Securities and Exchange Commission. Proposals of stockholders of the Company that are intended to be presented by such stockholders at the Company's 2001 Annual Meeting of Stockholders must be received by the Company no later than February 28, 2001, in order that they may be considered for inclusion in the proxy statement and form of proxy relating to that meeting.

     The attached proxy card grants the proxy holders discretionary authority to vote on any matter raised at the Annual Meeting. If a stockholder intends to submit a proposal at the Company's 2001 Annual Meeting of Stockholders which is not eligible for inclusion in the proxy statement relating to the meeting, and the stockholder fails to give the Company notice in accordance with the requirements set forth in the Securities Exchange Act of 1934, as amended, no later than February 28, 2001, then the proxy holders will be allowed to use their discretionary authority when and if the proposal is raised at the Company's Annual Meeting in 2001.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth as of March 31, 2000, certain information with respect to the beneficial ownership of the Company's Common Stock by (i) any person (including any group as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the Exchange Act)), known by the Company to be the beneficial owner of more than 5% of the Company's voting securities, (ii) each director and each nominee for director to the Company,
(iii) each of the executive officers named in the Summary Compensation Table appearing herein, and (iv) all current executive officers and directors of the Company as a group. The number and percentage of shares beneficially owned are based on the aggregate of 10,644,305 shares of Common Stock outstanding as of March 31, 2000. The Company does not know of any arrangements, including any pledge by any person of securities of the Company, the operation of which may at a subsequent date result in a change of control of the Company.

                                                              NUMBER OF    PERCENT
        NAMES AND ADDRESSES OF BENEFICIAL OWNERS(1)            SHARES      OF TOTAL
        -------------------------------------------           ---------    --------
OFFICERS AND DIRECTORS:
Dirk Bartels................................................    799,836      7.51%
Carol Curry(2)..............................................     33,229         *
David Guinther(3)...........................................     16,030         *
Robert Helgerth.............................................         --        --
Michael Hogan(4)............................................     64,200         *
Volker Smid.................................................         --        --
Jorg Tewes(5)...............................................     60,000         *
Jochen Witte(6).............................................    448,019      4.21%
Jerry Wong(7)...............................................     50,416         *
Gert Kohler(8)..............................................  1,162,935     10.93%
  c/o European Technologies Holding N.V.
  De Biender 5
  NL-1852 ED Heiloo, The Netherlands
Jerome Lecoeur(9)...........................................    563,298      5.29%
  c/o INNOVACOM 1
  23 Rue Royale
  75008 Paris, France
All directors and executive officers as a group (11
  persons)..................................................  3,197,963     30.04%

5% STOCKHOLDERS:
European Technologies Holding N.V.(10)......................  1,102,444     10.36%
  De Biender 5
  NL-1852 ED Heiloo, The Netherlands
INNOVACOM 1(11).............................................    552,589      5.19%
  23 Rue Royale
  75008 Paris, France
El Dorado Ventures(12)......................................    552,672      5.19%
  2400 Sand Hill Road, Suite 200
  Menlo Park, CA 94025
Sigma Partners(13)..........................................    552,670      5.19%
  2884 Sand Hill Road, Suite 121
  Menlo Park, CA 94025

---------------
  *  Represents less than 1%.

 (1) Unless otherwise indicated, the address of each officer, director or 5% stockholder is c/o POET Holdings, Inc., 999 Baker Way, Suite 200, San Mateo, California 94404.

 (2) Ms. Curry resigned as our Vice President of Marketing effective December 31, 1999.

 (3) Includes 16,030 shares issuable upon exercise of options held by Mr. Guinther exercisable within 60 days of March 31, 2000.

 (4) Includes 15,243 shares subject to right of repurchase by us, which lapses over time.

 (5) Includes 13,542 shares subject to right of repurchase by us, which lapses over time.

 (6) Includes 150,000 shares held by Mrs. Witte and 302 shares issuable upon exercise of an option held by Mrs. Witte exercisable within 60 days of March 31, 2000.

 (7) Includes 20,416 shares issuable upon exercise of options held by Mr. Wong exercisable within 60 days of March 31, 2000.

 (8) Comprised of 1,084,877 shares and a warrant to purchase 17,567 shares held by European Technologies Holding N.V., 48,393 shares held by Innovationsfonds Schleswig-Holstein & Hamburg GmbH and 12,098 shares held by TH Fonds VC GbmH. Dr. Kohler is a principal of each of European Technologies Holding N.V., Innovationsfonds Schleswig-Holstein & Hamburg GmbH and TH Fonds VC GbmH, and is a director of POET Holdings. Dr. Kohler disclaims beneficial ownership of shares held by European Technologies Holding N.V., Innovationsfonds Schleswig-Holstein & Hamburg GmbH and TH Fonds VC GmbH, except to the extent of his proportional interest in those entities.

 (9) Includes 543,682 shares held by INNOVACOM 1 and a warrant to purchase 8,907 shares held by INNOVACOM 1. Mr. Lecoeur is an investment manager with INNOVACOM 1 and is a director of POET Holdings. Mr. Lecoeur disclaims beneficial ownership of shares held by INNOVACOM 1, except to the extent of his proportional interest in INNOVACOM 1.

(10) Comprised of 1,084,877 shares and a warrant to purchase 17,567 shares held by European Technologies Holding N.V. Mr. Albertus G.J. Lucassen is the sole managing director of European Technologies Holding N.V. and thus may be deemed to have an indirect pecuniary interest in an indeterminate portion of the shares beneficially owned by European Technologies Holding N.V. Mr. Lucassen disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.

(11) Includes 543,682 shares and a warrant to purchase 8,907 shares held by INNOVACOM 1. Mr. Denis Champenois is the sole general partner of INNOVACOM 1 and thus may be deemed to have an indirect pecuniary interest in an indeterminate portion of the shares beneficially owned by INNOVACOM 1. Mr. Champenois disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.

(12) Includes (i) 516,736 shares and a warrant to purchase 8,833 shares held by El Dorado Ventures III, L.P., (ii) 17,178 shares and a warrant to purchase 193 shares held by El Dorado Technology IV, L.P., and (iii) 9,569 shares and a warrant to purchase 163 shares held by El Dorado C&L Fund, L.P. El Dorado Ventures III, L.P., El Dorado Technology IV, L.P. and El Dorado C&L Fund are affiliated with El Dorado Ventures. Ms. Bahles was a director of POET Holdings from April 7, 1995, to March 7, 2000, and is a general partner of El Dorado Ventures and may be deemed to control El Dorado Ventures III, L.P., El Dorado Technology IV, L.P. and El Dorado C&L Fund. Accordingly, Ms. Bahles may be deemed to have an indirect pecuniary interest in an indeterminate portion of the shares beneficially owned by El Dorado Ventures III, L.P., El Dorado Technology IV, L.P. and El Dorado C&L Fund. Ms. Bahles disclaims beneficial ownership of such shares except to the extent of her pecuniary interest therein.

(13) Includes (i) 475,965 shares and a warrant to purchase 7,207 shares held by Sigma Partners III, (ii) 59,333 shares and a warrant to purchase 1,783 shares held by Sigma Associates III, and (iii) 8,184 shares and a warrant to purchase 198 shares held by Sigma Investors III. Sigma Partners III, Sigma Associates III and Sigma Investors III are affiliated with Sigma Partners. Mr. Jamieson was a director of POET Holdings from April 7, 1995, to December 1, 1999, and is a general partner of Sigma Partners and may be deemed to control Sigma Partners III, Sigma Associates III and Sigma Investors III. Accordingly, Mr. Jamieson may be deemed to have an indirect pecuniary interest in an indeterminate portion of the shares beneficially owned by Sigma Partners III, Sigma Associates III and Sigma Investors III. Mr. Jamieson disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.

                                  PROPOSAL ONE

                             ELECTION OF DIRECTORS

NOMINEES

     In February 2000, the Board of Directors changed the fixed number of directors from seven (7) to five (5) members, and three (3) directors are to be elected at the Annual Meeting of Stockholders, with two vacancies remaining. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company's five nominees named below, each of whom is currently a director of the Company. Each nominee has consented to be named a nominee in the proxy statement and to continue to serve as a director if elected. If any nominee becomes unable or declines to serve as a director, if additional persons are nominated at the meeting, or if stockholders are entitled to cumulate votes, the proxy holders intend to vote all proxies received by them in such a manner (in accordance with cumulative voting) as will assure the election of as many of the nominees listed below as possible (or, if new nominees have been designated by the Board of Directors, in such a manner as to elect such nominees), and the specific nominees to be voted for will be determined by the proxy holders.

     The Company is not aware of any reason that any nominee will be unable or will decline to serve as a director. The term of office of each person elected as a director will continue until the next Annual Meeting of Stockholders or until a successor has been elected and qualified. There are no arrangements or understandings between any director or executive officer and any other person pursuant to which he is or was to be selected as a director or officer of the Company.

     The names of the nominees, all of whom are currently directors of the Company, and certain information about them as of the Record Date, are set forth below.

                                          DIRECTOR
        NAME OF DIRECTOR           AGE     SINCE          POSITION WITH THE COMPANY
        ----------------           ---    --------        -------------------------
Dirk Bartels.....................  40       1995      President, Chief Executive
                                                      Officer and Director of the
                                                      Company
Gert Kohler(1)(2)................  49       1995      Director
Jerome Lecoeur(1)(2).............  42       1995      Director

---------------
(1) Member of the Compensation Committee.

(2) Member of the Audit Committee.

     Two of the five seats for directors will remain open until such time as the Board of Directors and the Company select two nominees. There is no family relationship between any director or executive officer of the Company.

     Mr. Bartels is a co-founder of POET Holdings and has served as President and Chief Executive Officer since we commenced our operations in March 1995. Prior to that time, Mr. Bartels served as a General Manager of our subsidiary POET Software GmbH. Mr. Bartels has served as a director of our company since March 1995 and has acted as our Chairman of the Board since December 1996. Mr. Bartels received a Master of Science in Computer Science from the Technical University in Berlin, Germany.

     Dr. Kohler has served as a director of POET Holdings since March 1995 and has served as a member of the compensation committee since January 1999 and as a member of the audit committee since September 1999. Dr. Kohler has been a Managing Director with Technologieholding, a venture capital company, since October 1987. Dr. Kohler also serves on the boards of Intershop Communications AG, European Technologies Holding N.V., Advanced European Technologies N.V., Strategic European Technologies N.V., Innovationsfonds Schleswig-Holstein & Hamburg GmbH and Technologieholding Fund GmbH. Dr. Kohler holds Masters degrees in Solid State Physics and in Mathematics from the University of Tubingen, a Masters degree in Operational Research from the University of Grenoble, and a Ph.D. in Mathematics from Institute de Recherche Mathematique Applique in France and a Master of Science in Business Administration from Institute d'Adminstration Enterprise in France.

     Mr. Lecoeur has served as a director of POET Holdings since April 1995. Mr. Lecoeur has been an Investment Manager with INNOVACOM, a venture capital company, since February 1991. Mr. Lecoeur holds a Masters in Economics and a graduate degree in Marketing from the University of Paris.

DIRECTOR COMPENSATION

     In fiscal year 1999, members of the Board of Directors were not compensated in cash for their services as members of the Board of Directors, although they were reimbursed for some of their expenses incurred in connection with attendance at Board and Committee meetings.

     Under the Company's 1995 Stock Plan, nonemployee directors are eligible to receive stock option grants at the discretion of the Board of Directors. In addition, the Company's 1999 Director Stock Option Plan (the Director Option
Plan) was adopted by the Board of Directors on September 15, 1999, and was approved by the stockholders on November 4, 1999. The Director Option Plan provides for the automatic and non-discretionary grant of a non-statutory stock option to purchase 20,000 shares of the Company's Common Stock to each non-employee director on the later of the effective date of the Director Option Plan or the date on which such person becomes a director. Thereafter, each non-employee director will be automatically granted a non-statutory stock option to purchase 5,000 shares of Common Stock on the date of each Annual Meeting of Stockholders at which such non-employee director is reelected to serve on the Board of Directors, if, on such date, he or she remains an outside director and has served on the Board for at least the six months preceding the Annual Meeting. The initial option grant vests 25% one year after the date of grant and an additional 25% each anniversary of the date of grant thereafter, provided that the optionee continues to serve as an outside director. Each subsequent option grant shall vest 100% four years after the date of grant. Such plan provides that the exercise price shall be equal to the fair market value of the Common Stock on the date of grant of the options.

BOARD MEETINGS AND COMMITTEES

     The Board of Directors of the Company held a total of 11 meetings during the fiscal year ended December 31, 1999. With the exception of one director, no director serving during such fiscal year attended fewer than 73% of the aggregate of all meetings of the Board of Directors and the committees of the Board upon which such director served. Mr. Lecoeur attended at least 55% of the aggregate of all meetings of the Board of Directors and the committees of the Board upon which Mr. Lecoeur served. The Board of Directors has two committees: the Audit Committee and the Compensation Committee.

     The Audit Committee of the Board of Directors was established on September 15, 1999, and consists of directors Dr. Kohler and Mr. Lecoeur. The Audit Committee recommends engagement of the Company's independent public accountants. In addition, the Audit Committee is primarily responsible for approving the services performed by the Company's independent public accountants and for reviewing and evaluating the Company's accounting procedures and its system of internal accounting controls. During 1999, these functions were performed by the Board of Directors. Accordingly, the Audit Committee had no separate meetings in 1999.

     The Compensation Committee of the Board of Directors consists of Dr. Kohler and Mr. Lecoeur. The Compensation Committee reviews and recommends to the Board of Directors the compensation of all of our officers and directors, including stock compensation and loans, and establishes and reviews general policies relating to the compensation of the Company's employees. During 1999, these functions were performed by the Board of Directors. Accordingly, the Compensation Committee had no separate meetings in 1999.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During fiscal 1999, none of the members of the compensation committee was an officer or employee of the Company. No member of the compensation committee serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company's Board of Directors.

VOTE REQUIRED

     Directors will be elected by a plurality vote of the shares of the Company's Common Stock present or represented and entitled to vote on this matter at the meeting. Accordingly, the three candidates receiving the highest number of affirmative votes of shares represented and voting on this proposal at the meeting will be elected directors of the Company. Votes withheld from a nominee and broker non-votes will be counted for purposes of determining the presence or absence of a quorum but, because directors are elected by a plurality vote, will have no impact once a quorum is present. See
"Voting -- Quorum; Abstentions; Broker Non-Votes."

     MANAGEMENT RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE NOMINEES LISTED ABOVE

                                  PROPOSAL TWO

                         AMENDMENT TO STOCK OPTION PLAN

     At the Annual Meeting, Stockholders are being asked to approve an amendment and restatement of the Company's 1995 Stock Plan (the "Plan"). The Plan provides a means to attract and retain officers and key employees and promote the success of the Company.

PROPOSED AMENDMENT TO THE PLAN

     Subject to approval by a majority of the Stockholders, the Board of Directors has approved an amendment to the Plan to increase the number of shares of Class A Common Stock of the Company ("Common Stock") authorized to be issued under the Plan by 300,000 shares, from 1,410,942 shares to 1,710,942 shares. At the Annual Meeting, Stockholders will be requested to approve this increase.

     Currently, the Company has a limited shares number of available for grant under the Plan, which is the Company's primary mechanism for providing equity incentives to the Company's employees; thus, the Company cannot fulfill its compensation objectives. Equity incentives have continually been a significant component of compensation for the Company's employees. By linking key employees' compensation to corporate performance, the employees' reward is directly related to the Company's success. The Company believes the use of equity incentives increases employee motivation to improve Stockholder value. In addition, the market for employees in technology companies, such as the Company, is extremely competitive. Consequently, the Board of Directors believes additional shares must be reserved under the Plan to enable the Company to attract and retain key employees through the granting of options under the Plan.

REQUIRED VOTE

     The affirmative vote of the holders of a majority of the shares of the Company's Common Stock present at the Annual Meeting in person or by proxy and entitled to vote is required to approve the amendment to increase the number of shares available for issuance under the Plan by 300,000 shares (the "Amendment").

SUMMARY DESCRIPTION OF THE PLAN

     The following description of the Plan is qualified in its entirety by reference to the full text of the Plan, a copy of which may be obtained by Stockholders of the Company upon written request directed to the Company's Secretary at the address listed on the first page of this Proxy Statement.

  Purpose of the Plan.

     The Plan was adopted to promote the growth and profitability of the Company by providing, through the granting of options, incentives to attract highly talented persons to positions with the Company, to retain such persons and to motivate them to use their best efforts on behalf of the Company. The Plan is composed of two parts: the Incentive Stock Option Plan (the "Incentive Plan") and the Nonstatutory Stock Option Plan (the "Nonstatutory Plan"). Options granted under the Incentive Plan ("Incentive Options") are intended to qualify as "incentive stock options" under the requirements of Section 422 of the Internal Revenue Code of 1986, as amended ("Code"). Options granted under the Nonstatutory Plan ("Nonstatutory Options") are not intended to qualify as Incentive Options. Incentive Options and Nonstatutory Options granted or to be granted under the Plans are collectively referred to herein as "Stock Options."

  Administration of the Plan.

     The Plan is administered by the Board of Directors of the Company or a committee of the Board (collectively the "Board"). Subject to the provisions of the Plan, the Board has sole discretion to determine from among eligible persons to whom, and the time or times at which, options may be granted, the number of shares of Common Stock to be subject to each option, and the period for the exercise of each Stock Option. Under the Plan, the Board has discretion, within the limits set by the Plan, to interpret the Plan, to prescribe, amend or rescind rules and regulations relating to the Plan, to determine the details and provisions of each stock option agreement between the Company and each person to whom options are granted, to delegate some or all of its powers under the Plan to a committee of the Board and to make all other determinations necessary or appropriate in the administration of the Plan.

  Securities Subject to the Plan.

     The maximum aggregate number of shares of Common Stock of the Company reserved for issuance under the Plan is 1,410,942 shares. Shares of Common Stock that are subject to Stock Options which for any reason terminate or expire without being exercised shall again be available for granting under the Plan. The proposed amendment to the Plan would increase the number of shares available for issuance under the Plan to 1,710,942 shares. This increase, if approved by the stockholders, will be in addition to the Plan's automatic increase on the first day of the fiscal year of the lesser of (i) 230,889 shares, (ii) 2% of the outstanding shares on that date, or (iii) a lesser amount determined by the Board of Directors. As of the date of this Proxy Statement, a limited number of shares remain available for grant under the Plan.

  Employees, Directors and Consultants Who May Participate in the Plan.

     Employees of the Company are eligible to receive incentive stock options, and employees and consultants of the Company are eligible to receive nonstatutory stock options. The Board, in its sole discretion, has the power to determine which persons meet the eligibility requirements of the Plan and which persons shall be granted Stock Options.

  Limitations.

     Section 162(m) of the Code places limits on the deductibility for federal income tax purposes of compensation paid to certain executive officers of the Company. In order to preserve the Company's ability to deduct the compensation income associated with options granted to such persons, the Plan provides that no employee may be granted, in any fiscal year of the Company, options to purchase more than 200,000 shares of Common Stock. Notwithstanding this limit, however, in connection with such individual's initial employment with the Company, he or she may be granted options to purchase up to an additional 300,000 shares of Common Stock.

  Terms and Conditions of Options.

     Option Agreement. Options granted under the Plan will be evidenced by a stock option agreement in such form as the Board of Directors may from time to time approve. Other than the stock option agreement, optionees are not provided with any periodic or other report concerning the status of their individual options. The Company will distribute to each optionee copies of all reports, proxy statements and other communications which are distributed to its stockholders generally. The Company will also supply information in response to written inquiries.

     Option Exercise Price. The Board determines the exercise price of options at the time the options are granted. The exercise price of an incentive stock option may not be less than 100% of the fair market value of the Common Stock on the date of grant; provided, however, the exercise price of an incentive stock option granted to a 10% employee/shareholder may not be less than 110% of the fair market value of the Common Stock on the date of grant. The exercise price of a nonstatutory stock option may not be less than 85% of the fair market value of the Common Stock on the date of grant; provided, however, the exercise price of an incentive stock option granted to a 10% shareholder may not be less than 110% of the fair market value of the Common Stock on the date such option is granted.

     Term and Exercisability of Options. The term of Stock Options granted under the Plan shall be for such periods as the Board determines and shall vest and become exercisable in such installments and at such times as the Board may provide in each individual Stock Option grant, and the Board may thereafter in its sole discretion accelerate the time at which an option or installment may be exercised. The period for the exercise of each Stock Option cannot exceed ten
(10) years from the date of grant, except in the case of a Stockholder holding more than ten percent (10%) of the outstanding shares of the Company's Common Stock, in which case the term for the exercise of an Incentive Option cannot exceed five (5) years from the date of grant.

     Termination of Employment or Directorship. In the event that an optionee's employment or directorship with the Company or a Participating Company is terminated for any reason other than death or disability, any unexercised vested installments of options granted under the Plan to such an optionee shall expire and become unexercisable as of the earlier of (i) the original termination date of the option or (ii) three (3) months following the termination of employment or of directorship. In the event of termination of employment or a directorship by reason of an optionee's disability or death, any unexercised vested installments of Stock Options granted under the Plan of such optionee will expire and become unexercisable as of the earlier of (a) the original termination date of the option, or (b) the date twelve (12) months following the date of such termination of employment or directorship. Regardless of the reason for the termination of the optionee's employment or directorship, the Board in its discretion, with the consent of the optionee or the optionee's estate (in the case of the death of the optionee), may extend the period of time in which unexercised installments of Stock Options remain exercisable after termination of the optionee's employment or directorship, but not later than the original termination date of the option. In the case of Incentive Options, such an extension may result in loss of the tax treatment accorded Incentive Options. Any installments of a Stock Option that have not vested as of the date of termination of employment or directorship for any reason will expire and become unexercisable as of the date of such termination.

  Changes in Capitalization.

     In the event that the stock of the Company changes by reason of any stock split, reverse stock split, stock dividend, combination, reclassification or other similar change in the capital structure of the Company effected without the receipt of consideration, appropriate adjustments will be made in the number and class of shares of stock subject to the Stock Plan, and the number and class of shares of stock subject to any option outstanding under the Stock Plan, and the exercise price of any such outstanding option.

     In the event of a liquidation or dissolution, any unexercised options will terminate. The Administrator may, in its sole discretion, provide that each optionee shall have the right to exercise all of the optionee's options, including those not otherwise exercisable.

     In connection with any merger, or sale of all or substantially all of the Company's assets, each outstanding option may be assumed or an equivalent option substituted by the successor corporation. If the successor corporation does not assume the options or to substitute substantially equivalent options, the option shall terminate as of the date of the closing of the merger.

     Limitations on Transfer. No Stock Option granted under the Plan may be transferred by an optionee other than by will or the laws of descent and distribution and, during the lifetime of an optionee, the option will be exercisable only by the optionee.

     Exercise of Options. Stock Options shall be exercisable at such time and under such conditions as determined by the Board. Stock Options are deemed to be exercised upon receipt by the Company of written notice of such exercise and full payment for the shares covered by the exercise. The exercise price is payable by cash upon exercise of the Stock Option. An optionee may also exercise shares of Common Stock using previously acquired Common Stock, subject to all restrictions and limitations of applicable law and the terms of the Plan.

     Amendment or Termination. The Plan provides that the Board may at any time amend, alter, and/or terminate the Plan; provided, however (i) any amendment to extend the term of the Plan, change the designation or class of persons eligible to receive options or decrease the minimum price at which options may be granted requires shareholder approval and (ii) the Board shall not amend the Plan in any manner which would adversely affect Stock Options previously granted. To the extent necessary to comply with Section 422(b) of the Code, the Company shall obtain stockholders' approval of any amendment to the Plan in such a manner and to such a degree as required.

     Unless sooner terminated by the Board, the Plan will terminate in August, 2005, and no further options may be granted thereafter. Termination of the Plan will not affect any right to purchase shares granted under the Plan prior to the date of termination.

  Certain United States Federal Income Tax Information.

     The following is only a brief summary of the effect of federal income taxation upon the participant and the Company under the Plan based upon the Code. This summary does not purport to be complete and does not discuss the income tax laws of any municipality, state or country outside of the United States in which a participant may reside. The Plan advises each participant to contact his or her own tax advisor concerning the application of tax laws.

     If an option granted under the Plan is an Incentive Option, the optionee will recognize no taxable income upon grant or exercise of the Incentive Option unless the alternative minimum tax rules apply. Upon the resale or exchange of the shares at least two years after grant of the Incentive Option and one year after exercise by the optionee, any gain (or loss) will be taxed to the optionee as capital gain (or loss). If the optionee fails to satisfy either of these two holding periods prior to the resale or exchange of the shares (a "disqualifying disposition"), then the optionee will generally recognize ordinary income equal to the difference between the fair market value of the shares upon exercise (or, if lower, the fair market value upon disposition) and the exercise price.

     All options that do not qualify as Incentive Options are taxed as Nonstatutory Options. An optionee will not recognize any taxable income at the time he or she is granted a Nonstatutory Option. However, upon the exercise of a Nonstatutory Option, the optionee will generally recognize ordinary income for federal income tax purposes measured by the excess, if any, of the then fair market value of the shares over the exercise price. The ordinary income recognized upon exercise of a Nonstatutory Option by an optionee who is also an employee of the Company will be treated as wages for tax purposes and will be subject to tax withholding out of the current compensation, if any, paid to the optionee. Upon resale of such shares by the optionee, any difference between the sale price and fair market value on the date of exercise will be treated as capital gain (or loss).

     The Company will be entitled to a tax deduction (except that such deduction may be limited or disallowed by Section 162(m) of the Code for certain highly compensated executive officers) in the same amount as the ordinary income, if any, recognized by the optionee (i) upon exercise of a Nonstatutory Option and
(ii) upon the sale of shares acquired by exercise of an Incentive Option in a disqualifying disposition. The Company will not be allowed a deduction for federal income tax purposes as a result of the exercise of an Incentive Option, regardless of the applicability of the alternative minimum tax.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE PROPOSAL TO AMEND THE COMPANY'S 1995 STOCK PLAN TO INCREASE THE NUMBER OF SHARES RESERVED FOR ISSUANCE THEREUNDER BY 300,000.

                                 PROPOSAL THREE

                   AMENDMENT TO CERTIFICATE OF INCORPORATION

     The Board of Directors has adopted resolutions setting forth the proposed amendment to the first sentence of Article 4 of the Company's Certificate of Incorporation (the Amendment), the advisability of the Amendment, and a call for submission of the Amendment for approval by the Company's stockholders at the Annual Meeting. The following is the text of Article 4 of the Certificate of Incorporation of the Company, as proposed to be amended:

     "The Corporation is authorized to issue two classes of shares, to be designated, respectively, Common Stock and Preferred Stock. The total number of shares of Common Stock which the Corporation is authorized to issue is 100,000,000 shares, $0.001 par value per share, and the total number of shares of Preferred Stock which the Corporation is authorized to issue is 3,000,000, $0.001 par value per share."

PURPOSE AND EFFECT OF THE PROPOSED AMENDMENT

     The Board of Directors believes that it is in the Company's best interest to increase the number of shares of Common Stock that it is authorized to issue in order to give the Company the flexibility to issue Common Stock for proper corporate purposes which may be identified in the future, such as to raise equity capital, to make acquisitions through the use of stock, to establish strategic relationships with other companies, to adopt additional employee benefit plans or reserve additional shares for issuance under such plans and to effect additional stock splits in the future. The Board of Directors has no immediate plans, understandings, agreements or commitments to issue additional Common Stock for any such purpose.

     The Board of Directors believes that the proposed increase in the authorized shares of Common Stock will make available sufficient shares to effect a stock split in the future and should the Company decide to use its shares for one or more of such previously mentioned purposes or otherwise. No additional action or authorization by the Company's stockholders would be necessary prior to the issuance of such additional shares, unless required by applicable law or the rules of any stock exchange or national securities association trading system on which the Common Stock is then listed or quoted. The Company reserves the right to seek a further increase in authorized shares from time to time in the future as considered appropriate by the Board of Directors.

     Under the Company's Certificate of Incorporation, the Company's stockholders do not have preemptive rights with respect to Common Stock. Thus, should the Board of Directors elect to issue additional shares of Common Stock, existing stockholders would not have any preferential rights to purchase such shares. In addition, if the Board of Directors elects to issue additional shares of Common Stock, such issuance could have a dilutive effect on earnings per share, voting power and share holdings of current stockholders.

     The proposed amendment to increase the authorized number of shares of Common Stock could, under certain circumstances, have an anti-takeover effect, although this is not the intention of this proposal. For example, in the event of a hostile attempt to take over control of the Company, it may be possible for the Company to endeavor to impede the attempt by issuing shares of Common Stock, thereby diluting the voting power of the other outstanding shares and increasing the potential cost to acquire control of the Company. The proposed amendment therefore may have the effect of discouraging unsolicited takeover attempts. By potentially discouraging initiation of any such unsolicited takeover attempt, the proposed amendment may limit the opportunity for the Company's stockholders to dispose of their shares at the higher price generally available in takeover attempts or that may be available under a merger proposal. The proposed amendment may have the effect of permitting the Company's current management, including the current Board of Directors, to retain its position, and place it in a better position to resist changes that stockholders may wish to make if they are dissatisfied with the conduct of the Company's business. However, the Board of Directors is not aware of any attempt to take control of the Company and the Board of Directors has not presented this proposal with the intent that it be utilized as a type of anti-takeover device.

VOTE REQUIRED

     The affirmative vote of the holders of a majority of the outstanding shares of Common Stock is necessary for approval of the proposed amendment. Therefore, abstentions and broker non-votes (which may occur if a beneficial owner of stock where shares are held in a brokerage or bank account fails to provide the broker or the bank voting instructions as to such shares) effectively count as votes against the proposed amendment.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE PROPOSAL TO AMEND THE COMPANY'S CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK FROM 30,000,000 SHARES TO 100,000,000 SHARES.

EXECUTIVE COMPENSATION

     The following Summary Compensation Table sets forth certain information regarding the compensation of the Chief Executive Officer of the Company and the five next most highly compensated executive officers of the Company (the Named Executive Officers) for services rendered in all capacities to the Company in the fiscal year ended December 31, 1999. The entries under the column heading All Other Compensation in the table represent the cost of term life insurance for each Named Executive Officer.

                           SUMMARY COMPENSATION TABLE

                                                                            LONG-TERM
                                                                           COMPENSATION
                                                                              AWARDS
                                                                           ------------
                                                 ANNUAL COMPENSATION        SECURITIES
                                     FISCAL   --------------------------    UNDERLYING        ALL OTHER
   NAME AND PRINCIPAL POSITIONS       YEAR    SALARY($)(A)   BONUS($)(A)    OPTIONS(#)    COMPENSATION($)(A)
   ----------------------------      ------   ------------   -----------   ------------   ------------------
Dirk Bartels.......................   1999      $214,793       $   325            --           $   433(e)
  President and Chief Executive
  Officer
Carol Curry(b).....................   1999       130,000        34,032            --               433(e)
  Vice President of Marketing
David Guinther.....................   1999       231,419(c)        325        40,000               303(e)
  Vice President of Sales
Michael Hogan......................   1999       119,731        27,825            --               433(e)
  Vice President of Corporate
  Development
Jochen Witte.......................   1999       162,618(d)     70,107            --            14,000(f)
  Chief Financial Officer,
  Executive Vice President of
  European Operations and General
  Manager
Jerry Wong.........................   1999       150,000           325        20,000               433(e)
  Executive Vice President of U.S.
  Operations and Vice President of
  Finance

---------------
(a) For Mssrs. Bartels and Witte, such amounts include U.S. dollar amounts, includes converted from Deutsche Mark based on an exchange rate of DM1.84 to the dollar, the average exchange rate for 1999.

(b) Ms. Curry resigned as Vice President of Marketing effective December 31,
    1999.

(c) Includes $106,419 earned as commissions.

(d) Includes $70,107 earned as commissions; entire amount converted from Deutsche Mark based on an exchange rate of DM1.84 to the dollar, the average exchange rate for 1999.

(e) Consists of premiums paid by us for term life insurance.

(f) Represents the dollar value of the benefit to the executive officer for the company-sponsored automobile and of the remainder of a premium paid by us for term life insurance.

     Option Grants in Last Fiscal Year. The following table sets forth information with respect to stock options granted to each of the named executive officers during the fiscal year ended December 31, 1999. All of these options were granted under our 1995 Stock Plan and have a term of 10 years, subject to earlier termination in the event the optionees' services to us cease.
See -- Incentive Stock Plans for a description of material terms of these options. In accordance with the rules of the U.S. Securities and Exchange Commission, also shown below is the potential realizable value over the term of the option, the period from the grant date to the expiration date, based on assumed rates of stock appreciation of 5% and 10%, compounded annually. These amounts are based on assumed rates of appreciation and do not represent our estimate of our future stock price. Actual gains, if any, on stock option exercises will be dependent on the future performance of our common stock.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                          POTENTIAL REALIZABLE
                                                                                            VALUE AT ASSUMED
                                           PERCENT OF TOTAL                                      ANNUAL
                              NUMBER OF        OPTIONS                                       RATES OF STOCK
                              SECURITIES       GRANTED                                        APPRECIATION
                              UNDERLYING     TO EMPLOYEES       EXERCISE                   FOR OPTION TERM(3)
                               OPTIONS          DURING           PRICE       EXPIRATION   ---------------------
            NAME              GRANTED(#)      PERIOD(1)       ($/SHARE)(2)      DATE         5%          10%
            ----              ----------   ----------------   ------------   ----------   ---------   ---------
Dirk Bartels................        --            --                  --            --          --          --
Carol Curry.................        --            --                  --            --          --          --
David Guinther..............    20,000           3.8                0.70       1/25/09    $  8,805    $ 22,312
                                20,000           3.8                5.00       7/13/09    $ 62,889    $159,374
Michael Hogan...............        --            --                  --            --          --          --
Jochen Witte(4).............       500             *                5.00       7/13/09    $  1,572    $  3,984
Jerry Wong..................    20,000           3.8               12.90      11/15/09    $162,255    $411,186

---------------
 * less than 1% of the total options granted to employees during the fiscal year ended December 31, 1999.

(1) Based on an aggregate of 522,000 options we granted under the 1995 Stock Plan during the fiscal year ended December 31, 1999, to employees of and consultants to POET Holdings, including the named executive officers.

(2) Options were granted at an exercise price equal to the fair market value of the Company's Common Stock, as determined by reference to the closing price reported on the Neuer Markt of the Frankfurt Stock Exchange or the date of grant, or as determined by the Board of Directors prior to the Company's securities being traded on the Neuer Markt of the Frankfurt Stock Exchange. The Board of Directors based its determination on the Company's financial results and prospects or the share price derived for arms-length transactions.

(3) Potential realizable values are (i) net of exercise price before taxes, (ii) based on the assumption that the Common Stock of the Company appreciates at the annual rate shown (compounded annually) from the date of grant until the expiration of the ten-year option term, (iii) based on the assumption that the option is exercised at the exercise price and sold on the last day of its term at the appreciated price and converted from euros to U.S. dollars at an exchange rate reported by The Wall Street Journal for December 31, 1999 of $1.007 per euro. These numbers are calculated based on the requirements promulgated by the Commission and do not reflect the Company's estimate of future stock price growth.

(4) Represents options granted to Mrs. Witte, an employee.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

     The following table sets forth stock option exercises and the value of unexercised stock options held by the named executive officers during the last fiscal year.

                                                                                        VALUE OF
                                                          NUMBER OF SECURITIES        UNEXERCISED
                                                               UNDERLYING             IN-THE-MONEY
                                                          UNEXERCISED OPTIONS          OPTIONS AT
                                SHARES         VALUE      AT DECEMBER 31, 1999    DECEMBER 31, 1999(2)
                               ACQUIRED       REALIZED    --------------------    --------------------
           NAME             ON EXERCISE(#)     ($)(1)     VESTED     UNVESTED      VESTED     UNVESTED
           ----             --------------    --------    -------    ---------    --------    --------
Dirk Bartels..............          --        $    --         --          --      $     --    $     --
Carol Curry...............      10,000         44,500     23,229      21,771       533,338     499,862
David Guinther............          --             --     12,332      43,168       282,393     899,887
Michael Hogan.............       8,000         35,600     34,187      22,813       784,933     523,786
Jochen Witte(3)...........          --             --        250         750         5,740       9,255
Jerry Wong................      20,000         99,835     26,250      33,750       606,000     527,900

---------------
(1) Market value of the Company's Common Stock at the exercise date minus the exercise price.

(2) Market value of the Company's Common Stock at fiscal year-end minus the exercise price. The market value of the Company's Common Stock on December 31, 1999, was $23.51 per share, based on an exchange rate of $1.0041 per
    1.00 euro, the exchange rate in effect on December 31, 1999, as reported by The Wall Street Journal.

(3) Includes 1,000 options granted to Mrs. Witte, an employee.

CHANGE OF CONTROL AND SEVERANCE AGREEMENTS

     We entered into an employment contract with Jorg Tewes on September 29, 1997, which provides that Mr. Tewes will serve as a managing director of POET Software GmbH for a term ending on the last day of the month in which Mr. Tewes turns 60 years old. Either Mr. Tewes or we may terminate this agreement at the end of each calendar quarter by giving at least three months' written notice, except that we can terminate Mr. Tewes' employment with us sooner if he materially breaches his duties under this agreement. As part of his remuneration, we granted Mr. Tewes options to purchase 20,000 shares of our common stock, which vest over a four-year period beginning on July 1, 1998.

     We entered into an employment contract with Jochen Witte on May 19, 1993, which, as amended on September 10, 1998, provides that Mr. Witte will serve as our managing director for a term ending on the last day of the month in which Mr. Witte turns 60 years old. Either Mr. Witte or we may terminate this agreement at the end of each calendar quarter by giving at least three months' written notice, except that we can terminate Mr. Witte's employment with us sooner if he materially breaches his duties under this agreement.

     We entered into a Change of Control Severance Agreement with Michael Hogan on April 2, 1997, which provides that in the event Mr. Hogan's employment is terminated within 12 months of a change of control of POET Holdings, the vesting of his stock options will accelerate as to that number of options equal to that number of options that would vest over the next 12 months.

     We entered into a Change of Control Severance Agreement with Carol Curry on August 1, 1997, which provides that in the event Ms. Curry's employment is terminated within 12 months of a change of control of POET Holdings, the vesting of her stock options will accelerate as to that number of options equal to that number of options that would vest over the next 12 months.

     We entered into a Change of Control Severance Agreement with Jerry Wong on November 14, 1995, which provides that in the event Mr. Wong's employment is terminated within 12 months of a change of control of POET Holdings, the vesting of his stock options will accelerate as to that number of options equal to that number of options that would vest over the next 12 months.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During fiscal 1999, none of the members of the compensation committee was an officer or employee of the Company. No member of the compensation committee serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company's Board of Directors.

                      REPORT OF THE COMPENSATION COMMITTEE
                           OF THE BOARD OF DIRECTORS

     The following is the report of the Compensation Committee of the Board of Directors with respect to the compensation paid to the Company's executive officers during the fiscal year ended December 31, 1999. Actual compensation earned during fiscal 1999 by the named executive officers is shown in the Summary Compensation Table.

INTRODUCTION

     The Compensation Committee of the Board of Directors establishes the general compensation policies of the Company, and establishes the compensation plans and specific compensation levels for executive officers. The Committee strives to ensure that the Company's executive compensation programs will enable the Company to attract and retain key people and motivate them to achieve or exceed certain key objectives of the Company by making individual compensation directly dependent on the Company's achievement of certain financial goals, such as profitability and asset management and by providing rewards for exceeding those goals.

COMPENSATION PROGRAMS

     Base Salary. The Committee establishes base salaries for executive officers. Base pay increases vary according to individual contributions to the Company's success and comparisons to similar positions within the Company and at other comparable companies.

     Bonus Plans. Each executive officer participates in the Management Bonus Plan which provides for the payment of a quarterly bonus determined by a formula based on improvements of pre-tax profits and asset management over preset threshold levels for each operating group or business unit.

     Stock Options. The Committee believes that stock options provide additional incentive to officers to work towards maximizing stockholder value. The Committee views stock options as one of the more important components of the Company's long-term, performance-based compensation philosophy. These options are provided through initial grants at or near the date of hire and through subsequent periodic grants. Options granted by the Company to its executive officers and other employees have exercise prices equal to the fair market value at the time of grant. Options vest and become exercisable at such time as determined by the Board. The initial option grant is designed to be competitive with those of comparable companies for the level of the job that the executive holds and is designed to motivate the officer to make the kind of decisions and implement strategies and programs that will contribute to an increase in the Company's stock price over time. Periodic additional stock options within the comparable range for the job are granted to reflect the executives ongoing contributions to the Company, to create an incentive to remain at the Company and to provide a long-term incentive to achieve or exceed the Company's financial goals.

     Other. In addition to the foregoing, officers participate in compensation plans available to all employees, such as a quarterly profit sharing plan and participation in both the Company's 401(k) retirement plan and employee stock purchase plan. See Executive Compensation -- Other Employee Benefit Plans.

COMPENSATION LIMITATIONS

     The Company has considered the potential future affects of Section 162(m) of the Internal Revenue Code on the compensation paid to the Company's executive officers. Under Section 162(m) of the Internal Revenue Code, adopted in August 1993, and regulations adopted thereunder by the Internal Revenue Service, publicly-held companies may be precluded from deducting certain compensation paid to an executive officer in excess of $1.0 million in a year. The regulations exclude from this limit performance-based compensation and stock options provided certain requirements, such as stockholder approval, are satisfied. The Company plans to take actions, as necessary, to insure that its stock option plans and executive annual cash bonus plans qualify for exclusion.

                                          Respectfully Submitted By:

                                          COMPENSATION COMMITTEE
                                          Gert Kohler
                                          Jerome Lecoeur

Dated: April 28, 2000

PERFORMANCE GRAPH

     Set forth below is a line graph comparing the annual percentage change in the cumulative return to the stockholders of the Company's Common Stock with the cumulative return of the Neuer Markt of the Frankfurt Stock Exchange and of the NEMAX 50 and NEMAX All Share indices for the period commencing November 16, 1999 and ending on December 31, 1999. Returns for the indices are weighted based on market capitalization at the beginning of each measurement point.

                            CUMULATIVE TOTAL RETURN

                               PERFORMANCE GRAPH

                                                   POET HOLDINGS, INC.           NEMAX 50 INDEX           NEMAX ALL-SHARE INDEX
                                                   -------------------           --------------           ---------------------
11/16/99                                                 100.00                      100.00                      100.00
11/30/99                                                  95.06                      108.15                      107.14
12/31/99                                                 181.47                      119.09                      132.10

---------------
(1) The graph assumes that $100 was invested on November 16, 1999, in the Company's Common Stock, in the NEMAX 50 Index and in the NEMAX All-Share Index and that all dividends were reinvested. No dividends have been declared or paid on the Company's Common Stock. Stockholder returns over the indicated period should not be considered indicative of future stockholder returns.

     The information contained above under the captions Report of the Board of Directors on Executive Compensation and Performance Graph shall not be deemed to be soliciting material or to be filed with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference into such filing.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the SEC). Such officers, directors and ten-percent stockholders are also required by SEC rules to furnish the Company with copies of all forms that they file pursuant to Section 16(a). A late report on Form 3 was filed in May 2000 with respect to distributions made to Robert Helgerth, by the Company in November 1999. Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, the Company believes that, other than the exceptions described in this paragraph, during fiscal 1999 all executive officers and directors of the Company complied with all applicable filing requirements.

                           RELATED PARTY TRANSACTIONS

     In the Company's last fiscal year, there has not been nor is there currently proposed any transaction or series of similar transactions to which the Company was or is to be a party in which the amount involved exceeds $60,000 and in which any director, executive officer, holder of more than 5% of the common stock of the Company or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest other than (1) compensation agreements and other arrangements, which are described where required in Change of Control and Severance Agreements and (2) the transactions described below.

     On September 13, 1999, Technologie-Beteilligungsgesellschaft mBH converted $3.9 million in convertible debt owed to the Company into 275,106 shares of the Company's common stock at a per share price of $14.18. We entered into a software license agreement with Novell, Inc. on November 14, 1996, which was amended on December 31, 1996, September 30, 1997, February 26, 1998 and September 30, 1999. Novell owns 459,307 shares of the Company's common stock, representing approximately 4.32% of our outstanding stock. Pursuant to the license agreement, as amended, Novell has a nonexclusive, perpetual license to the Company's POET Object Server Suite Version 5.0, which at its sole option, Novell may incorporate for use with Novell's product solutions foundation product.

INDEMNIFICATION

     The Company has entered into indemnification agreements with each of its directors and officers. These indemnification agreements require the Company to indemnify its directors and officers to the fullest extent permitted by Delaware law.

CONFLICT OF INTEREST POLICY

     The Company believes that all transactions with affiliates described above were made on terms no less favorable to the Company than could have been obtained from unaffiliated third parties. The Company's policy is to require that a majority of the independent and disinterested outside directors on the Board approve all future transactions between POET and its officers, directors, principal stockholders and their affiliates. Such transactions will continue to be on terms no less favorable to the Company's than it could obtain from unaffiliated third parties.

     All future transactions, including loans, between the Company and its officers, directors, principal stockholders and their affiliates will be approved by a majority of the Board, including a majority of the independent and disinterested outside directors, and will continue to be on terms no less favorable to the Company than could be obtained from unaffiliated third parties.

                                 PROPOSAL FOUR

           RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC AUDITORS
                  FOR THE FISCAL YEAR ENDING DECEMBER 31, 2000

     The Board of Directors has selected Deloitte & Touche LLP, independent auditors, to audit the financial statements of the Company for the fiscal year ending December 31, 2000, and recommends that stockholders vote for ratification of such appointment. Although action by stockholders is not required by law, the Board of Directors has determined that it is desirable to request approval of this selection by the stockholders. Notwithstanding the selection or a ratification, the Board of Directors, in its discretion, may direct the appointment of new independent auditors at any time during the year, if the Board of Directors determines that such a change would be in the best interest of the Company and its stockholders. In the event of a negative vote or ratification, the Board of Directors will reconsider its selection.

     Deloitte & Touche LLP has audited the Company's financial statements since the fiscal year ended 1995. Representatives of Deloitte & Touche LLP are expected to be present at the meeting and will be afforded the opportunity to make a statement if they desire to do so. The representatives of Deloitte & Touche LLP are also expected to be available to respond to appropriate questions.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2000.

                                 OTHER MATTERS

     The Company knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form Proxy to vote the shares they represent as the Board of Directors may recommend.

                                          THE BOARD OF DIRECTORS

Dated: June 26, 2000

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                               POET HOLDINGS, INC.

                       2000 ANNUAL MEETING OF STOCKHOLDERS

                                  JULY 17, 2000

        The undersigned stockholder of POET Holdings, Inc., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, and hereby appoints Dirk Bartels and Jerry Wong, or either of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2000 Annual Meeting of Stockholders of POET Holdings, Inc. to be held on July 17, 2000, at 9:00 a.m., Pacific daylight savings time, at the Hilton Garden Inn, 2000 Bridgepointe Circle, San Mateo, California 94404, and at any adjournment(s) thereof and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side of this Proxy.


-------------------------------                                                         -----------------------------
       SEE REVERSE SIDE              CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE           SEE REVERSE SIDE
-------------------------------                                                         -----------------------------

                                   DETACH HERE



[X] Please mark
    votes as in this
    example.

This proxy will be voted as directed or, if no contrary direction is indicated, will be voted FOR the election of directors, FOR approval of the amendment of the 1995 Stock Plan, FOR approval of the amendment of the Certificate of Incorporation, FOR ratification of the appointment of the Company's independent accountants, and as said proxies deem advisable on such other matters as may come before the meeting and any adjournment(s) thereof.

1.  Election of Directors

                                                                                                           FOR    AGAINST  ABSTAIN
Nominees: Dirk Bartels, Gert Kohler, Jerome Lecoeur      2.  Proposal to approve the amendment of the      [ ]      [ ]      [ ]
                                                             1995 Stock Plan

    FOR ALL NOMINEES [ ]      [ ] WITHHOLD AUTHORITY     3.  Proposal to approve the amendment of the      [ ]      [ ]      [ ]
      LISTED ABOVE                TO VOTE FOR ALL            Certificate of Incorporation to increase the
       (EXCEPT AS                 NOMINEES LISTED            authorized number of shares of Common
       INDICATED)                     ABOVE                  Stock from 30,000,000 shares to
                                                             100,000,000 shares
   [ ]
      ----------------------------------------------     4.  Proposal to ratify the appointment of         [ ]      [ ]      [ ]
      For all nominees except as noted above                 Deloitte & Touche LLP as independent
                                                             accountants


                                                         MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT                       [ ]

                                                         This Proxy should be marked, dated, signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate.
                                                         If shares are held by joint tenants or as community property, both should sign.

Signature                         Date                   Signature                                          Date
         ------------------------     --------------              ----------------------------------------      --------------------

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                               POET HOLDINGS, INC.

                       2000 ANNUAL MEETING OF STOCKHOLDERS

                                  JULY 17, 2000

        The undersigned stockholder of POET Holdings, Inc., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, and hereby appoints Dirk Bartels and Jerry Wong, or either of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2000 Annual Meeting of Stockholders of POET Holdings, Inc. to be held on July 17, 2000, at 9:00 a.m., Pacific daylight savings time, at the Hilton Garden Inn, 2000 Bridgepointe Circle, San Mateo, California 94404, and at any adjournment(s) thereof and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side of this Proxy.

Please return this card to the attention of:

                 DG BANK DEUTSCHE GENOSSENSCHAFTSBANK AG
                 ATTENTION: IBFN
                 AM PLATZ DER REPUBLIK
                 D-60265 FRANKFURT AM MAIN


-------------------------------                                                         -----------------------------
       SEE REVERSE SIDE              CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE           SEE REVERSE SIDE
-------------------------------                                                         -----------------------------

                                   DETACH HERE



[X] Please mark
    votes as in this
    example.

This proxy will be voted as directed or, if no contrary direction is indicated, will be voted FOR the election of directors, FOR approval of the amendment of the 1995 Stock Plan, FOR approval of the amendment of the Certificate of Incorporation, FOR ratification of the appointment of the Company's independent accountants, and as said proxies deem advisable on such other matters as may come before the meeting and any adjournment(s) thereof.

1.  Election of Directors

                                                                                                           FOR    AGAINST  ABSTAIN
Nominees: Dirk Bartels, Gert Kohler, Jerome Lecoeur      2.  Proposal to approve the amendment of the      [ ]      [ ]      [ ]
                                                             1995 Stock Plan

    FOR ALL NOMINEES [ ]      [ ] WITHHOLD AUTHORITY     3.  Proposal to approve the amendment of the      [ ]      [ ]      [ ]
      LISTED ABOVE                TO VOTE FOR ALL            Certificate of Incorporation to increase the
       (EXCEPT AS                 NOMINEES LISTED            authorized number of shares of Common
       INDICATED)                     ABOVE                  Stock from 30,000,000 shares to
                                                             100,000,000 shares
   [ ]
      ----------------------------------------------     4.  Proposal to ratify the appointment of         [ ]      [ ]      [ ]
      For all nominees except as noted above                 Deloitte & Touche LLP as independent
                                                             accountants

                                                         MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT                       [ ]

                                                         This Proxy should be marked, dated, signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate.
                                                         If shares are held by joint tenants or as community property, both should sign.

Signature                         Date                   Signature                                          Date
         ------------------------     --------------              ----------------------------------------      --------------------